Exhibit 10.24
FOURTH AMENDMENT of the LICENSE AGREEMENT
This Fourth Amendment of the License Agreement is made this 28th day of September 2005 (the “Fourth Amendment”) by and between IDM Pharma, Inc. (formerly Epimmune Inc. (hereinafter referred to as “Epimmune”)), having an office and a place of business at 5820 Nancy Ridge Drive, San Diego, California 92121 U.S.A (hereinafter referred to as “IDMI”), and Innogenetics N.V., having an office and a place of business at Technologiepark 6, B-9052 Ghent, Belgium (hereinafter referred to as “INNX”), to amend the License Agreement dated July 9, 2001 between IDMI and INNX (the “Agreement”) as amended by a First Amendment of the License Agreement, dated October 16, 2002 (the “First Amendment”), a Second Amendment of the License Agreement, dated March 15, 2004 (the “Second Amendment”) and a Third Amendment of the License Agreement, dated March 29, 2004 (the “Third Amendment”).
WHEREAS :
•	Epimmune and Genencor International, Inc. (“GCOR”) executed the Agreement;

•	Epimmune and GCOR executed the First Amendment and the Second Amendment;

•	GCOR assigned this Agreement, amended as aforesaid, to INNX by virtue of an Assignment and, in that capacity, INNX replaced GCOR as a signatory to the Agreement;

•	Epimmune and INNX executed the Third Amendment;

•	Epimmune Inc. combined with IDM S.A. and changed its name to IDM Pharma, Inc.; and

•	IDMI and INNX (hereinafter sometimes individually referred to as the “Party” and collectively as the “Parties”) are desirous of extending the Agreement in scope and duration as specified herein under the following terms and conditions.
NOW THEREFORE, the Parties hereto agree to amend the Agreement, as follows:
1.	The Parties acknowledge that, as of the Effective Date of this Fourth Amendment, references to EPMN in the Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, shall be amended so as to replace “EPMN” with “IDMI.”

2.	Section 1.6 shall be amended to read, as follows:
“1.6 “Collaboration Term” shall mean the five (5) year period from April 2, 2001 through March 30, 2006, unless extended by mutual agreement or terminated early as provided for in the Collaboration Agreement.”
The Parties hereto further agree, as follows:
1.	Other Terms Remain in Effect. All terms and conditions of the License Agreement, as amended by the First Amendment and the Second Amendment and the Third Amendment, which are not modified by this Fourth Amendment, shall remain in full force and effect. From and after the Effective Date of this Fourth Amendment, for purposes of the License Agreement, the term “Agreement” shall be deemed to mean the License Agreement, the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

2.	Miscellaneous. This Fourth Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of Innogenetics and the Company.

3.	Effective Date. This Fourth Amendment shall be effective upon that date on which the last of the signatures set forth below has been affixed hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment in two (2) original copies by themselves or their duly authorized representatives, as follows:

For Innogenetics N.V.:	For IDM Pharma, Inc.:

/s/ Frank Morich	/s/ Robert De Vaere

Frank Morich CEO Date: 9/28/05	Robert De Vaere CFO Date: 9/28/05

/s/ Guy Buyens Guy Buyens Chief Therapeutics Officer Date: 9/28/05

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